UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	IRS Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock $1.00 par value	SR	New York Stock Exchange LLC

Depositary Shares, each representing a 1/1,000th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2025, Spire Tennessee Inc. (“Spire Tennessee”), a wholly owned subsidiary of Spire Inc. (“Spire”), entered into a Master Note Purchase Agreement, dated as of December 17, 2025 (the “MNPA”), with the institutional investors listed in the Purchaser Schedule thereto (the “Purchasers”). Pursuant to the MNPA, Spire Tennessee has authorized the issuance and sale, in a private placement exempt from registration under the Securities Act of 1933, as amended, of an aggregate $825,000,000 principal amount of its Series 2026 Senior Notes in five tranches as follows: $130,000,000 Series 2026 Senior Notes, Tranche A, due April 1, 2029; $160,000,000 Series 2026 Senior Notes, Tranche B, due April 1, 2031; $105,000,000 Series 2026 Senior Notes, Tranche C, due April 1, 2033; $250,000,000 Series 2026 Senior Notes, Tranche D, due April 1, 2036; and $180,000,000 Series 2026 Senior Notes, Tranche E, due April 1, 2038 (collectively, the “Senior Notes”).

The sale and purchase of the Senior Notes will occur at a closing (the “Closing”) on any date after the satisfaction of the Acquisition Condition (as defined in the MNPA) and on or before June 30, 2026 (the “Outside Date”), as Spire Tennessee may select with at least five business days’ prior written notice to the Purchasers. The interest rates applicable to each tranche of the Senior Notes will be determined in relation to the date of the Closing, as set forth in Section 1.2 and Schedule 1.2 of the MNPA, as follows: if the Closing occurs on or prior to March 31, 2026, the Tranche A Notes will bear interest at 4.59% per annum, the Tranche B Notes will bear interest at 4.77% per annum, the Tranche C Notes will bear interest at 5.01% per annum, the Tranche D Notes will bear interest at 5.29% per annum, and the Tranche E Notes will bear interest at 5.44% per annum; if the Closing occurs after March 31, 2026 and on or prior to April 30, 2026, the foregoing interest rates will increase by 0.02% (2 basis points), resulting in rates of 4.61%, 4.79%, 5.03%, 5.31% and 5.46% per annum, respectively; if the Closing occurs after April 30, 2026 and on or prior to May 31, 2026, the foregoing interest rates will increase by 0.04% (4 basis points), resulting in rates of 4.63%, 4.81%, 5.05%, 5.33% and 5.48% per annum, respectively; and if the Closing occurs after May 31, 2026 and on or prior to June 30, 2026, the foregoing interest rates will increase by 0.06% (6 basis points), resulting in rates of 4.65%, 4.83%, 5.07%, 5.35% and 5.50% per annum, respectively.

The Senior Notes will be issued at par and will be senior unsecured obligations of Spire Tennessee, ranking equal in right of payment with all other senior unsecured indebtedness of Spire Tennessee. Spire Tennessee will apply the proceeds from the sale of the Senior Notes as set forth under the heading “Use of Proceeds” in the Investor Presentation delivered to the Purchasers.

The foregoing description of the MNPA does not purport to be complete and is qualified in its entirety by reference to the full text of the MNPA, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1 Master Note Purchase Agreement, dated as of December 17, 2025, among Spire Tennessee Inc. and the Purchasers listed therein.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.
Date:	December 17, 2025	By:	/s/ Adam Woodard
Adam Woodard Executive Vice President and Chief Financial Officer